EX.99.02- NEWS Release -November 19,2003


WindStor System installation for hospital announced by McKenzie Bay


BRIGHTON, MI, Nov. 19 /- McKenzie Bay International Ltd. (OTC:MKBY.PK - News) has signed an agreement with the McLaren Regional Medical Center in Flint, Michigan, for the installation of a WindStor(SM) system with a rooftop mounted DERMOND Wind Turbine DWT(SM). This first hospital WindStor system would provide an uninterruptible, standby, power system for the entire hospital in the event of a grid failure simultaneously improving power quality from both grid supplied and back-up diesel generator supplied power while eliminating power fluctuations for sensitive hospital electronic equipment. WindStor's onsite electricity generation and storage system will also reduce existing electricity costs and minimize future rate increases for grid supplied electricity.

McKenzie Bay intends to first install a DWT 100 kW on the hospital roof in mid-2004 to collect wind power data for a short period to confirm the project's viability while working with city officials for permitting prior to installing a DWT 400 kW. Other WindStor system components include a DERMOND System Integrator and a 1,600 kW battery. The DWT and System Integrator are DERMOND INC components (McKenzie Bay subsidiary) and an outsourced vanadium- based battery. McKenzie Bay Leasing Company (McKenzie Bay subsidiary) is expected to finance the project.

"We are very excited about the prospects of reducing present and future overall power costs while improving our day to day power quality with onsite power sources for less dependency on grid supplied power," said Donald C. Kooy, President and CEO of McLaren Regional Medical Center. "If WindStor proves to be as successful as anticipated, we could look to have WindStor systems installed at the other McLaren Health Care Corporation hospitals in the mid-Michigan region."

"Our strategy of leasing WindStor systems offers our customers an environmentally friendly means to aggressively manage electricity costs without capital appropriation on their part" said Gary Westerholm, Chairman and President of McKenzie Bay. "Until WindStor, meaningful alternatives to attack ever increasing electricity costs were unavailable. As a Michigan headquartered company, we are very pleased that a Michigan hospital will be the first to receive a WindStor system."

About WindStor

WindStor is a 'turnkey' "Green Energy" electricity management system. Designed to work with existing sources of electricity (the "Grid", diesel, etc.), WindStor adds self-generated renewable energy and electricity storage to the primary electricity source and selects the lowest cost electricity input for the system via a proprietary "System Integrator". Targeting high retail energy costs, WindStor's "urban" configuration was designed for commercial buildings, multistory residential dwellings, light industrial users and other businesses.

For further information about this press release, please call Richard Kaiser - Investor Relations 800-631-8127 (001-757-306-6090) or Email -
info@mckenziebay.com. McKenzie Bay International Ltd. (www.mckenziebay.com), a Michigan based development stage company, is preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and wind power generation systems.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.